Exhibit 99.77(q)(1)

ITEM 77Q– Exhibits

(a)(1)	Articles Supplementary dated April 7, 2015 to Articles of Incorporation of Voya Partners, Inc. regarding the classification of Class Z shares for the Voya Index Solution Portfolios, filed as an exhibit to Post-Effective Amendment No. 70 to Registrant’s Form N-1A Registration Statement on April 24, 2015 and incorporated herein by reference.

(d)(1)	Articles of Amendment, effective June 26, 2015, to the Articles of Incorporation, dated May 7, 1997, dissolving Class S2 shares of VY® Fidelity® Mid Cap Portfolio – Filed herein.

(e)(1)	Investment Management Agreement between Voya Partners, Inc. and Directed Services LLC, effective November 18, 2014 and amended and restated May 1, 2015 – Filed herein.

(e)(2)	Sub-Advisory Agreement effective November 18, 2014 between Directed Services LLC and Templeton Investment Counsel, LLC, filed as an exhibit to Post-Effective Amendment No. 70 to Registrant’s Form N-1A Registration Statement on April 24, 2015 and incorporated herein by reference.

(e)(3)	Investment Sub-Advisory Agreement effective November 18, 2014 between Directed Services LLC and T. Rowe Price Associates, Inc., filed as an exhibit to Post-Effective Amendment No. 70 to Registrant’s Form N-1A Registration Statement on April 24, 2015 and incorporated herein by reference.

(e)(4)	Sub-Advisory Agreement effective November 18, 2014 between Directed Services LLC and Voya Investment Management Co. LLC regarding Voya Global Bond Portfolio, certain Voya Solution Portfolios and certain Voya Index Solution Portfolios, filed as an exhibit to Post-Effective Amendment No. 70 to Registrant’s Form N-1A Registration Statement on April 24, 2015 and incorporated herein by reference.